UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

First Amendment to Receivables-Based Credit Agreement

On June 12, 2023, Clear Channel Outdoor Holdings, Inc. (the “Company”) entered into an amendment (the “Receivables-Based Credit Agreement Amendment”) to the Company’s receivables-based credit agreement, dated as of August 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Receivables-Based Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders party thereto. The Receivables-Based Credit Agreement governs the Company’s receivables-based facility (the “Receivables-Based Credit Facility”).

Pursuant to the Receivables-Based Credit Agreement Amendment, among other things: (i) the maturity date of the Receivables-Based Credit Facility was extended to August 23, 2026; (ii) the revolving credit commitments were increased from $125,000,000 to $175,000,000; and (iii) the benchmark interest rate provisions were amended to replace the London Interbank Offered Rate (“LIBOR”) with a term rate based on the Secured Overnight Financing Rate (“Term SOFR”) for revolving loans extended in dollars, a term rate based on the Canadian Dollar Offered Rate (“CDOR”) for revolving loans extended in Canadian dollars, a term rate based on the Euro InterBank Offered Rate (“EURIBOR”) for revolving loans extended in euros, and a daily rate (“Adjusted Daily Simple RFR”) based on the Sterling Overnight Index Average (“SONIA”), for revolving loans extended in pounds sterling as the reference rates for purposes of calculating interest related to the Receivables-Based Credit Facility. Following the Receivables-Based Credit Agreement Amendment, the interest rate margin for borrowings under the Receivables-Based Credit Facility and letter of credit fees will be set at 1.50% for revolving loans extended in Term SOFR, CDOR, EURIBOR or Adjusted Daily Simple RFR, 0.50% for revolving loans extended at the base rate and 1.50% for letter of credit fees, with two step-ups to: (i) 1.75% for revolving loans extended in Term SOFR, CDOR, EURIBOR or Adjusted Daily Simple RFR, 1.00% for revolving loans extended at the base rate and 1.75% for letter of credit fees if average excess availability is less than 66.6% but greater than or equal to 33.3%, and (ii) 2.00% for revolving loans extended in Term SOFR, CDOR, EURIBOR or Adjusted Daily Simple RFR, 1.50% for revolving loans extended at the base rate and 2.00% for letter of credit fees if average excess availability is less than 33.3%. Following the Receivables-Based Credit Agreement Amendment, the commitment fee rate will be set at 0.25% with two step-ups to: (i) 0.3125% if average daily revolving credit exposure (as a percentage of revolving credit commitments) is less than 66.6% but greater than or equal to 33.3%; and (ii) 0.375% if average daily revolving credit exposure (as a percentage of revolving credit commitments) is less than 33.3%.

Fourth Amendment to Credit Agreement

Concurrently with the entry into the Receivables-Based Credit Agreement Amendment, on June 12, 2023, the Company entered into an amendment (the “Credit Agreement Amendment” and together with the Receivables-Based Credit Agreement Amendment, the “Amendments”) to the Company’s credit agreement, dated as of August 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders party thereto. The Credit Agreement governs the Company’s revolving credit facility (the “Revolving Credit Facility”) and term loan.

Pursuant to the Credit Agreement Amendment, among other things: (i) the maturity date of the Revolving Credit Facility was extended to August 23, 2026; (ii) the revolving credit commitments were reduced from $175,000,000 to $150,000,000, with the full $150,000,000 of revolving credit commitments available through August 23, 2024 and $115,800,000 of such revolving credit commitments extending and available through August 23, 2026; (iii) the $125,000,000 letter of credit sub-facility remains available through August 23, 2024, with $96,500,000 of such commitments extending and available through August 23, 2026; and (iv) the benchmark interest rate provisions were amended to replace LIBOR with a term rate based on Term SOFR for revolving loans extended in dollars, a term rate based on CDOR for revolving loans extended in Canadian dollars, a term rate based on EURIBOR for revolving loans extended in euros, and Adjusted Daily Simple RFR based on SONIA for revolving loans extended in pounds sterling as the reference rates for purposes of calculating interest related to the Revolving Credit Facility. Following the Credit Agreement Amendment, the interest rate margin for borrowings under the Revolving Credit Facility and letter of credit fees will be set at: (a) at any time when the Company has a public corporate rating from S&P of B or higher and a public corporate family rating from Moody’s of B2 or higher, 3.25% for revolving loans extended in Term SOFR or Adjusted Daily Simple RFR, 2.25% for revolving loans extended at the base rate and 3.25% for letter of credit fees; and (b) at all other times, 3.50% for revolving loans extended in Term SOFR, CDOR, EURIBOR or Adjusted Daily Simple RFR, 2.50% for revolving loans extended at the base rate and 3.50% for letter of credit fees, with a step-down to 3.25% for revolving loans extended in Term SOFR, CDOR, EURIBOR or Adjusted Daily Simple RFR, 2.25% for revolving loans extended at the base rate and 3.25% for letter of credit fees if the first lien leverage ratio is less than or equal to 4.50:1.00.

The remaining terms of each of the Receivables-Based Credit Agreement and the Credit Agreement, as amended by the Receivables-Based Credit Agreement Amendment and the Credit Agreement Amendment, respectively, are substantially the same as the terms under each of the existing Receivables-Based Credit Agreement and Credit Agreement, including with respect to events of default and loan acceleration.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the full texts of the Receivables-Based Credit Agreement Amendment and the Credit Agreement Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On June 12, 2023, the Company issued a press release announcing the closing of the Amendments.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to Receivables-Based Credit Agreement, dated as of June 12, 2023, among Clear Channel Outdoor Holdings, Inc., the other loan parties thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as Administrative Agent (including Annex A, which is a conformed copy of the Receivables-Based Credit Agreement).

10.2	Fourth Amendment to Credit Agreement, dated as of June 12, 2023, among Clear Channel Outdoor Holdings, Inc., the other loan parties thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as Administrative Agent (including Annex A, which is a conformed copy of the Credit Agreement).

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on June 12, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: June 12, 2023	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer